                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------



          This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of October 14, 1998, by and between ADVANCED MACHINE VISION CORPORATION, a California corporation (the "Company"), and FMC CORPORATION, a Delaware corporation, along with its successors and assigns ("Purchaser").

          WHEREAS, pursuant to that certain Series B Preferred Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and Purchaser, the Company issued One Hundred Nineteen Thousand One Hundred Six (119,106) shares of Series B Preferred Stock ("Series B Preferred") to Purchaser;

          WHEREAS, in consideration of its purchase of Series B Preferred, Purchaser has received an option (the "Option") to acquire "Common Shares" (as defined below); and

          WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, the Company has agreed to provide registration rights to Purchaser on the terms and subject to the conditions provided herein.

          NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1.  Definitions.
                      -----------

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated
           ---------
under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday or Sunday that
           ------------
banks are open for business in Illinois and California.

          "Common Shares" shall mean shares of Class A Common Stock, without par
           -------------
value of the Company.

          "Company" shall have the meaning set forth in the preamble and shall
           -------
also include the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time.

          "Incidental Registration" shall mean a registration required to be
           -----------------------
effected by the Company pursuant to Section 2(b).
                                    -----------

          "Incidental Registration Statement" shall mean a registration
           ---------------------------------
statement of the Company, as provided in Section 2(b), which covers any of the
                                         -----------
Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "NASDAQ" shall mean the NASDAQ Stock Market of the NASD.
           ------

          "Option" shall mean the Option issued to Purchaser in connection with
           ------
the Purchase Agreement.

          "Permitted Transferee" shall mean any Person which would be a
           --------------------
"qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Person" shall mean any individual, limited or general partnership,
           ------
corporation, trust, joint venture, association, joint stock company, limited liability company or unincorporated organization.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchaser" shall have the meaning set forth in the preamble.
           ---------

          "Registrable Securities" shall mean any Common Shares held by
           ----------------------
Purchaser, but shall not include the Option or any Common Share (i) which has been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the Securities Act.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation: (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASDAQ or any stock exchange (including, without limitation, reasonable fees and disbursements of counsel in connection such compliance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees and disbursements of (A) counsel for the Company, (B) counsel for Purchaser (other than in-house counsel) in connection with such registration and (C) the independent public accountants of the Company, including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian, (vi) the fees and expenses of any special experts or other persons retained by the Company in connection with any Registration Statement, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, and (viii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however,
                                                  --------
Registration Expenses shall not include discounts and commissions and accountable expense allowances payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of any of the Registrable Securities.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Required Registration" shall mean a registration required to be
           ---------------------
effected pursuant to Section 2(a).
                     -----------

          "Required Registration Statement" shall mean a Registration Statement
           -------------------------------
which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form (in accordance
                              -----------
with Section 4(a) hereof) pursuant to the Securities Act, and which form shall
     -----------
be available for the sale of
the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time.

          "Underwriter" shall have the meaning set forth in Section 5(a).
           -----------                                      -----------

          "Underwritten Offering" shall mean a sale of securities of the Company
           ---------------------
to an Underwriter or Underwriters for reoffering to the public.

          Section 2.  Registration Under the Securities Act.
                      -------------------------------------

          (a) Required Registration.  At any time and from time to time after
              ---------------------
the execution of the Purchase Agreement, Purchaser shall have the right to request in writing (a "Request") (which request shall specify the Registrable Securities intended to be disposed of by such Purchaser and the intended method of distribution thereof) that the Company register Purchaser's Registrable Securities by filing with the SEC a Required Registration Statement. Upon the receipt of such a Request, the Company shall, as soon as practicable (but no later than 120 days, which period may be extended by a written extension signed by one or more Purchasers holding a majority of the Registrable Securities) after the receipt of such a Request by the Company, cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities that the Company has been so requested to register in such Request, and shall use its best efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable thereafter. The Company shall keep such Required Registration Statement effective for a period of at least three hundred sixty
(360) days (and, within such period, continuously effective for a period of at least one hundred eighty (180) days) following the date on which such Required Registration Statement is declared effective (or such shorter period that will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder.

          (b)  Incidental Registration.
               -----------------------

          (i)  Right to Include Registrable Securities.  If at any time after
               ---------------------------------------
the execution of this Agreement the Company proposes to register any of its Common Shares under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company, or (z) pursuant to its shareholder rights plan or (B) pursuant to Section 2(a) hereof),
                                                           ------------
either in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company will, each time it intends to effect such a registration, give written notice to Purchaser at least thirty-five (35) Business Days (which period may be reduced by written agreement of one or more Purchasers holding a majority of the Registrable Securities) prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing Purchaser of its intent to file such Registration Statement and of Purchaser's rights to request the registration of the Registrable Securities held by Purchaser under this Section 2(b) (the "Company Notice"). Upon the
                             -----------
written request of Purchaser made within seven (7) Business Days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by Purchaser and the intended method of distribution thereof), the Company shall use all good faith reasonable efforts to include in the Registration Statement all Registrable Securities that the Company has been so requested to register by Purchaser to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however,
                                                           --------  -------
that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Purchaser and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be relieved of its obligation to register any Registrable Securities requested to be included in such Incidental Registration Statement unless Purchaser elects to continue such registration as a Required Registration.

          The registration rights granted pursuant to the provisions of this
Section 2(b) shall be in addition to the registration rights granted pursuant to
------------
the other provisions of this Section.

          (ii)  Priority in Incidental Registrations.  If a registration
                ------------------------------------
pursuant to this Section 2(b) involves an Underwritten Offering of the
                 ------------
securities so being registered, whether or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to Purchaser on or before fifteen (15) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company shall include in such registration first, (x) in the case of a
                                                    -----
sale for the account of the Company, all the securities to be sold by the Company pursuant to such Incidental Registration Statement without reference to the incidental registration rights of Purchaser, and (y) in the case of a sale other than for the account of the Company, all of the securities requested to be sold pursuant to such registration statement by any Seller exercising a demand registration right, and then by Purchaser; second, (x) in the case of a sale for
                                           ------
the account of the Company, the amount of other securities (including Registrable Securities) requested by Purchaser to be included in such registration that the Company is so advised can be sold in (or during the time
of) such offering, and (y) in the case of a sale other than for the account of the Company, the amount of other securities requested to be included by the Company for its own account in such registration that the Company is so advised can be sold in (or during the time of) such offering; and third, in all cases,
                                                          -----
the amount of other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering.

          (c)  Expenses.  The Company shall pay all Registration Expenses in
               --------
connection with (i) each registration requested pursuant to Section 2(a) and
                                                            ------------
(ii) each registration as to which Purchaser request inclusion of Registrable Securities pursuant to Section 2(b). Purchaser shall pay all discounts and
                       -----------
commissions payable to underwriters, selling brokers, managers or other similar Persons related to the sale or disposition of Purchaser's Registrable Securities pursuant to any registration pursuant to this Section and the fees and expenses of its legal counsel.

          (d)  Effective Registration Statement; Suspension.  A Registration
               --------------------------------------------
Statement pursuant to Section 2(a) will not be deemed to have become effective
                      -----------
(and
the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has
                                    --------  -------
been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective and the related registration will not be deemed to have been effected.

          Any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities shall be referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that any Required Registration Statement is no longer effective or usable for resale of Registrable Securities and shall continue until and including the date when Purchaser either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(j) or is advised in writing by the Company that the
                ------------
use of the Prospectus may be resumed. In the event of one or more Suspension Periods, the applicable time period referenced in the first paragraph of Section
                                                                         -------
2(a) shall be extended by the number of days included in each such Suspension
----
Period, and, in the event any Suspension Period occurs sooner than thirty (30) days after the end of the previous Suspension Period or thirty (30) days after the initial effectiveness of any Required Registration Statement, none of the days between such Suspension Periods or prior to such Suspension Period shall be included in computing such applicable time period.

          (e)  Selection of Underwriters.  At any time or from time to time,
               -------------------------
Purchaser may elect to have such Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead managing Underwriter or sole Underwriter with respect to the offering of such Registrable Securities as long as such Underwriter or Underwriters are reasonably acceptable to the Company. Purchaser may not participate in any Underwritten Offering hereunder unless Purchaser (i) agrees to sell such Purchaser's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

          Section 3.  Holdback Arrangements.
                      ---------------------

          (a)  Restrictions on Public Sale by Purchaser.  (i) Purchaser agrees,
               ----------------------------------------
if the applicable offering is a primary Underwritten Offering of Common Shares for cash for the account of the Company as to which Purchaser is eligible to participate pursuant to Section 2(b), the requirements of the immediately
                        -----------
following sentence are satisfied, and
the sole Underwriter or lead managing Underwriter in such Offering so requests, not to effect any public sale or distribution of Registrable Securities (including any sales pursuant to Rule under the Securities Act) during the period commencing on date Purchaser receives the Company Notice pursuant to
Section 2(b) and continuing until ninety (90) days after the effective date of
-----------
the Registration Statement or any shorter period which the sole or lead managing Underwriter shall request (except to the extent permitted for sales of Purchaser's Registrable Securities pursuant to the Registration Statement). Purchaser shall not be obligated to agree to the restrictions set forth in this
Section 3(a)(i) (A) unless the registration statement for the offering by the
------------------
Company is filed with the SEC within twenty (20) days after giving the Company Notice and relates to a primary offering for cash of Common Shares for net proceeds of at least ten million dollars ($10,000,000) for the account of the Company or a Company subsidiary or a newly formed holding company (based upon the closing price of the Common Shares in the principal trading market therefor as of the close of trading on the trading date immediately preceding the date of the Company Notice with respect to such offering), the Company uses all good faith reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable after filing and such registration statement is declared effective no later than the ninetieth (90th) day after giving the Company Notice, and (B) unless at least one hundred eighty (180) days have elapsed since the expiration or termination of Purchaser's agreement pursuant to this Section 2(a) with respect to any prior Company registration to which the
     -----------
restrictions of this Section 3(a)(i) apply (except in the case of the initial
                     --------------
such Company registration).

          (b)   Restrictions on Public Sale by the Company.  The Company shall
                ------------------------------------------
not effect any public sale or distribution (other than public sales or distributions solely by and for the account of the Company of securities issued pursuant to any employee benefit or similar plan or any dividend reinvestment plan) of any securities during the period commencing on the date the Company receives a Request from Purchaser and continuing until one hundred twenty (120) days after the commencement of an Underwritten Offering, if requested by the sole Underwriter or lead managing Underwriter in such Underwritten Offering, or for such shorter period as the sole or lead managing Underwriter shall request.

          Section 4.  Registration Procedures.
                      -----------------------

          In connection with the obligations of the Company pursuant to Section
                                                                        -------
2, the Company shall use all good faith reasonable efforts to effect or cause to
-
be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by Purchaser in accordance with their intended method or methods of distribution, and the Company shall:

          (a) (i) prepare and file a Registration Statement with the SEC which:
(A) shall be on Form S-3 (or any successor to such form), if available, or a form
selected by Purchaser for which the Company qualifies and which the Company approves (such approval not to be unreasonably withheld), (B) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by Purchaser thereof, and (C) shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Underwriter or sole Underwriter, if applicable, to be included therein: (ii) use all good faith reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2; (iii) use all good faith
                                    ---------
reasonable efforts to not take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable; and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (A) to comply with any requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (b) subject to paragraph (j) of this Section 4, prepare and file with
                         ------------          ---------
the SEC such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by Purchaser thereof, as set forth in such registration statement;

          (c) furnish to Purchaser and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as Purchaser or Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities. The Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by Purchaser and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus (Purchaser hereby agreeing not to make a broad public dissemination of a form of preliminary Prospectus which is designed to be a "quiet filing" without the Company's consent, such consent not to be withheld unreasonably);

          (d) (i) use all good faith reasonable efforts to register or qualify the

Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or blue sky laws of such jurisdictions as each Underwriter, if any, or if Purchaser covered by a Registration Statement, reasonably requests; (ii) use all good faith reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Purchaser to consummate the disposition in each such jurisdiction of Registrable Securities owned by Purchaser; provided, however, that the Company
                                           --------  -------
shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

          (e) notify Purchaser promptly, and, if requested by Purchaser, confirm such advice in writing: (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective;
(ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) furnish counsel for each such Underwriter, if any, and for Purchaser copies of any comments received from or any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) use all good faith reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to Purchaser, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) cooperate with Purchaser and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as Purchaser or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

          (j) upon the occurrence of any event contemplated by paragraph (e)(iv)
                                                               ----------------
of this Section, use all good faith reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to Purchaser, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

          (i) make such representations and warranties to Purchaser and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

          (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and Purchaser) addressed to Purchaser and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by Purchaser and

     Underwriters;

          (iii) use best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to Purchaser, if permissible, and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

          (iv) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with Purchaser covered by any Registration Statement relating to the Registration and providing for, among other things, the appointment of such representative as agent for Purchaser for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

          (v) deliver such customary documents and certificates as may be reasonably requested by Purchaser being sold or by the managing Underwriters, if any.


The above shall be done (A) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (l) make available for inspection by representatives of Purchaser and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by Purchaser or Underwriters (subject to the terms of customary confidentiality agreements, if any), all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement;

          (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus: provide copies of such document to Purchaser and to counsel to such Purchaser and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; (B) fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to Purchaser or the Underwriter or the Underwriters may request; and (C) not file any such document in a form to which Purchaser or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by Purchaser being registered or any Underwriter available for discussion of such document;

          (ii) within a reasonable time prior to the filing of any document that is to be incorporated by reference into a Registration Statement or a
     Prospectus: (A) provide copies of such document to counsel for Purchaser;
     (B) fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for Purchaser or such Underwriter shall request; and (C) make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

          (n) cause all Registrable Securities to be qualified for inclusion in or listed on the NASDAQ;

          (o) otherwise use all good faith reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to Purchaser an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (p) cooperate and assist in any filings required to be made with the NASDAQ, NASD or any other exchange and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering and Purchaser; and

          (q) use all good faith reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including, without limitation, by making road show presentations, holding meetings with potential investors and taking such other actions as shall be reasonably requested by Purchaser or the lead managing Underwriter of an Underwritten Offering.

          Purchaser shall, as a condition to the registration obligations with respect to such Purchaser provided herein, furnish to the Company such information regarding Purchaser required to be included in the Registration Statement, the ownership of Registrable Securities by Purchaser and the proposed distribution by Purchaser of such Registrable Securities as the Company may from time to time reasonably request in writing.

          Purchaser shall, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this
                                                -----------------
Section, discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until Purchaser's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (j) of this
                                                   ------------
Section, and, if so directed by the Company, Purchaser shall deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in Purchaser's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

          Section 5.  Indemnification; Contribution.
                      -----------------------------

          (a) Indemnification by the Company.  The Company shall indemnify and
              ------------------------------
hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), Purchaser and their respective directors, officers and employees and each Person, if any, who controls or is controlled by Purchaser or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the Securities Act, including, without limitation, all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all reasonable expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraph (i) or (ii) above;
     -------------    ---

provided, however, that this indemnity agreement does not apply to Purchaser or
--------  -------
any

Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by Purchaser or such Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by Purchaser.  (i) Purchaser shall indemnify and
              ----------------------------
hold harmless the Company and each Underwriter, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of
                                                               ------------
this Section as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Prospectus or the omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by Purchaser expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

          (c) Conduct of Indemnification Proceedings.  Each indemnified party or
              --------------------------------------
parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party
                              --------  -------
or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d) Contribution.  (i)  In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Purchaser (including, in each case, that of its officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of Purchaser, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section,
                                                 ------------
any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (ii) The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro
                                           ------------                     ---
rata allocation or by any other method of allocation which does not take account
----
of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public,
                   -------------
Purchaser shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by Purchaser and its Affiliates and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 6.  Miscellaneous.
                      -------------

          (a) No Inconsistent Agreements.  The Company will not on or after the
              --------------------------
date of this Agreement enter into any agreement that conflicts with the provisions of this Agreement or which grants registration or similar rights without the consent of the Purchaser. The Company represents and warrants that there are no other holders of registration rights relating to the Company`s securities other than those certain Stock Option Agreements, dated as of August 5, 1998, between the Company and Lyon Securities, Inc. and SRG & Associates, Ltd.

          (b) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Purchaser.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand delivery, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to Purchaser, to:

               FMC FoodTech,
               Attn: John Hartner
               Business Development Manager
               200 W. Madison Street
               Chicago, IL  60606
               T:  312/861-6705
               F:  312/861-6496

          (ii) and if to the Company, to:

               Advanced Machine Vision Corporation
               Attn: Alan R. Steel
               Vice President, Finance & CFO
               2067 Commerce Drive
               Medford, OR  97504
               T:  541/776-7700
               F:  541/779-6838

          All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand, if personally delivered; when receipt is acknowledged, if faxed; and on the next business day if timely delivered to federal express or other courier guaranteeing overnight delivery..

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties. If any successor, assignee or transferee of Purchaser shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and to receive the benefits hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

          (e) Recapitalizations, Exchanges, etc., Affecting Registrable
              ---------------------------------------------------------
Securities.  The provisions of this Agreement shall apply, to the full extent
----------
set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, Common Share amounts hereunder shall be appropriately adjusted if necessary.

          (f) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

          (g) Descriptive Headings, Etc.  The headings in this Agreement are for
              -------------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

          (h) Severability.  In the event that any one or more of the
              ------------
provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
              -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

          (j) Specific Performance.  The parties hereto acknowledge that there
              --------------------
would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (k) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


ADVANCED MACHINE VISION
 CORPORATION                            FMC CORPORATION


By: /s/ Alan R. Steel                   By: /s/ Charles H. Cannon, Jr.
   ------------------------------          --------------------------------
   Name:  Alan R. Steel                 Name:  Charles H. Cannon, Jr.
   Title: Chief Financial Officer       Title: Vice President